                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               KELLWOOD COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                 KELLWOOD LOGO

                                      1998

                                PROXY STATEMENT

                                KELLWOOD COMPANY
             600 KELLWOOD PARKWAY, ST. LOUIS COUNTY, MISSOURI 63017

                              1998 Proxy Statement
                                      and
                    Notice of Annual Meeting of Shareowners

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareowners of Kellwood Company, a Delaware corporation (hereinafter referred to as the "Company"), will be held at 600 Kellwood Parkway, St. Louis County, Missouri, on Thursday, August 27, 1998, at 9:00 A.M. for the following purposes:

          1. To elect four members to the Board of Directors to hold office for a period of two years and until their successors are duly elected and qualified;

          2. To consider and vote on one shareholder-proposed resolution described in the Proxy Statement; and

          3. To transact such other business as may properly come before the meeting, and any adjournments thereof.

     The Board of Directors has fixed the close of business on June 29, 1998 as the record date for determining shareowners entitled to notice of the aforesaid Annual Meeting and to vote thereat in person or by proxy.

     The Proxy Statement is set forth following this Notice of Annual Meeting. Also accompanying this Notice of Annual Meeting are a Proxy and the Company's Annual Report for the fiscal year ended April 30, 1998.

                                          By Order of the Board of Directors

                                          /s/ Thomas H. Pollihan
                                          Thomas H. Pollihan
                                          Vice President, Secretary and
                                          General Counsel

St. Louis, Missouri
July 16, 1998

                                KELLWOOD COMPANY
                              600 KELLWOOD PARKWAY
                        ST. LOUIS COUNTY, MISSOURI 63017

                                                                     APPROXIMATE
                                                                   MAILING DATE:
                                                                   JULY 16, 1998

                                PROXY STATEMENT
                ANNUAL MEETING OF SHAREOWNERS -- AUGUST 27, 1998

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy card by the Board of Directors of Kellwood Company, a Delaware corporation (the "Company"), for the Annual Meeting of Shareowners to be held on August 27, 1998. Only shareowners of record at the close of business on June 29, 1998, are entitled to notice of, and to vote (in person or by proxy) at the meeting.

     This Proxy Statement and proxy card are being mailed on or about July 16, 1998. The Company's Annual Report (including financial statements) to its shareowners for the fiscal year ended April 30, 1998, accompanies this Proxy Statement.

     The expense of soliciting proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. In addition, the Company has engaged Morrow & Co., Inc., a firm specializing in solicitation of proxies, to assist in the current solicitation for an estimated fee of $4,500, plus reimbursement for their out-of-pocket expenses.

VOTING PROCEDURES

     Shareowners are entitled to one vote per share owned on the record date and, with respect to the election of directors, shareowners have the right to cumulative voting. Under cumulative voting, each shareowner is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she owns, and he or she may cast all of his or her votes for one nominee or distribute them in any manner he or she chooses among any number of nominees.

     If the accompanying proxy card is signed and returned in time, the shares represented thereby will be voted, unless otherwise indicated on the proxy card, in accordance with the specifications thereon. If no contrary specification is made, the proxies intend to vote the shares so represented to elect the largest number of the nominees for directors named herein which can be elected under cumulative voting. If no other persons are nominated for election to the Board, votes represented by all properly executed proxy cards will be distributed in approximately equal numbers among the nominees set forth below. If allocation is necessary, the proxies will use their discretion in making the allocation among nominees. Shareowners who do not wish to have their votes distributed in approximately equal numbers among the nominees or do not want to grant the proxies discretion to allocate, if allocation is deemed necessary by the proxies, should mark their proxy cards to indicate how they wish to have the proxies distribute their votes.

     The proxies reserve the right not to vote and to return to a shareowner any proxy card in which the authority to vote shares represented thereby is made subject to any condition or conditions by such shareowner other than as expressly provided for in the accompanying proxy card.

     The four directors receiving the highest number of the votes at the meeting, present in person or by proxy, will be elected. Those proxies containing instructions to "Withhold Authority" to vote shares for one or all of the nominees will be counted for the purpose of determining a quorum to transact business, but not entitled to vote for the nominee(s) for which voting authority is being withheld. With respect to proposal 2, abstentions will be counted in determining voting results, but broker non-votes will not be counted.

     The Company's management knows of no matter to be brought before the meeting other than that referred to in Items 1 and 2 of the foregoing Notice of Annual Meeting of Shareowners. However, if any other matters properly come before the meeting, it is intended that the proxy cards in the accompanying form which are duly signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy card. Any shareowner who signs and returns a proxy card may revoke that proxy card at any time prior to the voting thereof either by revoking the proxy card in person at the meeting or by delivering a signed written notice of revocation to the office of the Secretary of the Company before the meeting begins.

SHAREOWNER PROPOSALS

     Shareowners wishing to include proposals in the Company's Proxy Statement for the 1999 Annual Meeting of Shareowners must submit their proposals so that they are received by the Secretary of the Company at the principal executive offices in St. Louis by March 18, 1999. Shareowners wishing to bring a proposal before the 1999 Annual Meeting of Shareowners (but not include it in the Company's Proxy Statement) must cause written notice of the proposal to be received by the Secretary of the Company at the principal executive offices in St. Louis by no later than June 1, 1999. In addition, Section 2.10 of the Company's By-Laws imposes certain time and information requirements on shareowners wishing to bring business before a shareowner meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     At the close of business on June 29, 1998 (the "record date"), the Company had 21,604,726 shares outstanding. The table listed below contains information concerning each person who is known by the Company to be the beneficial owner of more than five percent of the Company's common stock. To the best of the Company's knowledge, no other persons are beneficial owners of five percent or more of the Company's shares.

                                                         AMOUNT
                                                       AND NATURE
                            NAME AND ADDRESS          OF BENEFICIAL       PERCENT
TITLE OF CLASS             OF BENEFICIAL OWNER          OWNERSHIP         OF CLASS
--------------             -------------------        -------------       --------
Common Stock           FMR Corp.
                       82 Devonshire Street
                       Boston, MA 02109                1,796,350(1)         8.37%
Common Stock           The Prudential Insurance
                       Company of America
                       751 Broad Street
                       Newark, NJ 07102-3777           1,234,785(2)         5.75%

---------
(1) As reported on their Schedule 13G dated February 14, 1998, FMR Corp., a parent holding company, was the beneficial owner of 1,796,350 shares representing approximately 8.37% of the total shares outstanding on that day. The 1,796,350 shares include 1,552,000 shares beneficially owned by its subsidiary, Fidelity Management & Research Company, a registered Investment Advisor, and 244,350 shares beneficially owned by FMR's subsidiary, Fidelity Management Trust Company, a bank. FMR Corp. has sole voting power for 212,150 of the shares, shared voting power for none of the shares and sole dispositive power for 1,796,350 shares.

(2) As reported on their Schedule 13G dated February 10, 1998, The Prudential Insurance Company of America, a registered insurance company and investment advisor, was the beneficial owner of 1,234,785 shares representing 5.75% of the total shares outstanding on that day, and The Prudential Insurance Company of America has sole voting power for 5,000 shares, shared voting power for 1,229,785 shares, sole dispositive power for 5,000 shares, and shared dispositive power for 1,229,785 shares.

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

     The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than 15 directors, with the number of directors to be fixed by the Board, and that the Board shall be divided into two classes, with one class being elected each year for a two-year term. On November 21, 1995, the Board of Directors by resolution amended section
3.1 of the Company's By-laws fixing the number of directors at ten and, accordingly, four directors are to be elected at the annual meeting to serve for two years or until the 2000 Annual Meeting of Shareowners and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the largest number of nominees set forth hereinafter which they can elect under cumulative voting. For a discussion of cumulative voting, see above.

     In the event that any of the following nominees for election as director is not available to serve as a director at the time of election at the meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

                   NOMINEES FOR ELECTION TO SERVE UNTIL 2000

JERRY M. HUNTER, AGE 46

     Director of the Company since 1994. Partner at Bryan Cave (law firm) from December 1993 to present. General Counsel, National Labor Relations Board, Washington, D.C., from November 1989 to November 1993. Director, Missouri Department of Labor and Industrial Relations from 1986 to 1989. Labor Counsel, Kellwood Company from November 1981 to May 1986.

     Member: Audit Committee.

JAMES C. JACOBSEN, AGE 63

     Director of the Company since 1975. Vice Chairman since November 22, 1994. Executive Vice President Administration from May 31, 1989 to November 22, 1994. Senior Vice President Finance-Administration from 1988 to 1989. Senior Vice President Finance from 1986 to 1988.

     Member: Executive and Finance Committees.

JAMES S. MARCUS, AGE 68

     Director of the Company since 1965. A Limited Partner of The Goldman Sachs Group, L.P. (investment bankers) since March 28, 1989. Director of American Biltrite, Inc.

     Member: Compensation and Stock Option, and Finance Committees.

WILLIAM J. MCKENNA, AGE 71

     Director of the Company since 1982. Chairman of the Company from May 1, 1991 to present. Chairman and Chief Executive Officer from November 22, 1994 to November 25, 1997. Chairman, President and Chief Executive Officer from May 1, 1991 to November 22, 1994. Chief Executive Officer since 1984. President from 1982 to November 22, 1994. Director of Genovese Drug Stores, Inc. and United Missouri Bancshares, Inc.

     Member: Executive and Nominating Committees.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1999

RAYMOND F. BENTELE, AGE 61

     Director of the Company since 1993. President and Chief Executive Officer of Mallinckrodt, Inc. from 1978 until retirement on November 30, 1992. Director of Mallinckrodt Inc. (manufacturer of medical, specialty chemical and veterinary products). Director of IMC Global, Inc. (food crop mineral nutrients). Director of Leggett & Platt, Incorporated (manufacturer of components for the home furnishings industry).

     Member: Compensation and Stock Option, and Nominating Committees.

EDWARD S. BOTTUM, AGE 64

     Director of the Company since 1981. Managing Director, Chase Franklin Corporation (merchant banking) since April 1990. Chairman and Director, Geo. T. Schmidt, Inc. (manufacturer of machines and dies) since 1991. Director, Azar Nut Company (food processing) since 1991. Director, Wireless Data Corporation (manufacturer of measurement instruments for harsh environments), January 1994 to September 1996. Trustee, 231 Funds (family of mutual funds), July 1993 to July 1995. Trustee, The Time Horizon Funds (mutual funds family) since July 1995. Chairman, Learning Insights, Inc. (publisher of interactive multimedia training products) since February 1996. Chairman, Pacific Innovations Trust (mutual fund for variable annuities) since December 1996. Trustee, Underwriters Laboratories, Inc. (product safety certification) since May 1997. Chairman, Inplox Custom Extruders, L.L.C. (plastics extruder) since July 1997.

     Member: Audit, Finance and Nominating Committees.

KITTY G. DICKERSON, PH.D., AGE 58

     Director of the Company since 1991. Professor and Chair of the Department of Textile and Apparel Management, University of Missouri, Columbia, Missouri from 1986 to Present.

     Member: Audit Committee.

LEONARD A. GENOVESE, AGE 64

     Director of the Company since 1995. President, Genovese Drug Stores, Inc. since 1974. Chairman of the Board of Genovese Drug Stores, Inc. from 1978 to present (retail chain drug stores). Director, TR Financial Corp. (banking) since 1993. Director, Aid Auto Stores, Inc. (automotive parts supply) since 1995. Director, The Stephan Company (hair care) since 1997.

     Member: Compensation and Stock Option Committee.

HAL J. UPBIN, AGE 59

     Director of the Company since 1995. Chief Executive Officer of the Company since November 25, 1997. President and Chief Operating Officer of the Company from November 22, 1994 to November 25, 1997. Executive Vice President Corporate Development from May 28, 1992 to November 22, 1994. Vice President Corporate Development from November 27, 1990 to May 27, 1992. President of American Recreation Products, Inc. from March 1, 1989 to May 1, 1992, and Director from May 1, 1991 to present. American Recreation Products, Inc. is a wholly-owned subsidiary of the Company.

     Member: Executive Committee.

FRED W. WENZEL, AGE 82

     Director of the Company since 1961. Chairman Emeritus since May 1, 1991. Chairman of the Board from 1964 to April 30, 1991.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no compensation for their service as directors. Non-employee directors were compensated for their services at the rate of $23,000 per annum. In addition, each non-employee director receives $1,000 for each Board Meeting and $1,000 for each Committee meeting attended, not to exceed $2,000 for any one day, and is reimbursed for expenses incurred in attending those meetings.

     Under the 1995 Stock Option Plan for Nonemployee Directors, each person who remains or becomes a Nonemployee Director of the Company is granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the first annual meeting at which such person was elected or remained a Nonemployee Director. The option price for each share granted to a Nonemployee Director is 100% of the fair market value of the shares subject to option on the date of the option grant. The option price may be paid by check or by the delivery of shares of Common Stock then owned by the participant. On May 28, the Board of Directors approved a grant of 100 shares of restricted common stock to each Nonemployee Director to be issued out of shares held in its treasury effective immediately following the Annual Meeting each year.

     F.W. Wenzel served as an Advisor to the Compensation and Stock Option Committee which met three times during the fiscal year. He received $800 for each of the three meetings he attended.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. The Board meets regularly four times per year, and holds special meetings as required. In fiscal 1998, the Board met four times.

     Each director spends considerable time in preparing for and attending Board and Committee meetings. During the Company's most recent fiscal year, each director attended at least 75% of the Board meetings and meetings of Committees to which he or she was appointed.

     The Board has an Executive Committee, Finance Committee, Audit Committee, Compensation and Stock Option Committee and Nominating Committee.

     The Executive Committee, between Board meetings, has all the authority of the Board of Directors in the management of the business affairs of the Company (except for action relating to dividends, stock issuances, and certain fundamental corporate changes). The Executive Committee did not meet during fiscal 1998. On two occasions actions were taken by unanimous written consent after the Committee reviewed proposals circulated to members. The members of the Committee were W.J. McKenna, Chairman, J.C. Jacobsen and H.J. Upbin.

     The Finance Committee's responsibilities are to study and suggest methods for obtaining the future financing requirements of the Company. The Finance Committee met once during fiscal 1998. Members of the Committee were J.C. Jacobsen, Chairman, E.S. Bottum and J.S. Marcus.

     The Audit Committee's responsibilities include recommending to the Board of Directors the independent accountants to be employed for the purpose of conducting the annual examination of the Company's financial statements, discussing with the independent accountants the scope of their examination, reviewing the Company's financial statements and the independent accountants' report thereon with Company personnel and the independent accountants, and inviting the recommendations of the independent accountants regarding internal controls and other matters. The Audit Committee met two times during fiscal 1998. Members of the Committee were E.S. Bottum, Chairman, K.G. Dickerson and J.M. Hunter.

     The Compensation and Stock Option Committee's responsibilities include approving salaries of executives of the Company, administering and interpreting compensation plans, and granting cash bonuses, stock bonuses and other benefits under such plans. The Compensation and Stock Option Committee met three times during fiscal 1998. Members of the Committee were J.S. Marcus, Chairman, R.F. Bentele and L.A. Genovese.

     The Nominating Committee makes recommendations to the Board with respect to the size and composition of the Board. In addition, the Committee reviews the qualifications of candidates, and makes recommendations to the Board with respect to nominees, for election as directors. The Committee also considers nominees recommended by shareholders. The By-laws require that notice of nominations proposed by shareholders be received by the Secretary of the Company, along with certain other specified material, not less than 60 days nor more than 90 days prior to the meeting of shareholders at which directors are to be elected. Any shareholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company. The Committee did not meet in fiscal 1998. Members of the Committee were W.J. McKenna, Chairman, R.F. Bentele and E.S. Bottum.

                              MANAGEMENT OWNERSHIP
                             OF THE COMPANY'S STOCK

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of June 29, 1998, the beneficial ownership of each present director and each nominee for director, and of all present directors and executive officers as a group, of shares of the Company's common stock. This information has been furnished to the Company by the individuals named. As shown in the last column, in some cases a significant number of the shares indicated in the center column as being beneficially owned are actually unissued shares attributable to unexpired options for the Company's common stock which are presently exercisable or first become exercisable within 60 days after June 29, 1998. With the exception of Mr. McKenna who owns approximately 1.4% of the outstanding common stock of the Company, no nominee or present director owns more than 1% thereof. All executive officers and directors as a group own approximately 4.6% of the outstanding common stock.

                                                                   NUMBER OF SHARES
                                                  NUMBER OF      INCLUDED IN PREVIOUS
                                                    SHARES       COLUMN ATTRIBUTABLE
             NAME OF INDIVIDUAL                  BENEFICIALLY        TO UNEXPIRED
             OR NUMBER IN GROUP                     OWNED        OPTIONS TO PURCHASE
             ------------------                  ------------    --------------------
R.F. Bentele.................................         3,750              3,000
E.S. Bottum..................................         5,650              3,000
K.G. Dickerson...............................         3,400              2,500
L.A. Genovese................................         4,916              2,000
E. Harding, Jr...............................        18,582              6,200
J.R. Henderson...............................        21,322             17,200
J.M. Hunter..................................         3,000              3,000
J.C. Jacobsen................................       127,108             52,540
J.S. Marcus..................................         3,900              3,000
W.J. McKenna.................................       316,597(1)         232,618
H.J. Upbin...................................       117,091             92,684
F.W. Wenzel..................................       197,409              3,000
All directors and executive officers as a
  group (18 persons including those named)...     1,013,910            548,902

---------
(1) Does not include 202 shares owned by Mr. McKenna's wife, 3,317 shares owned by his daughter, and 3,317 shares owned by his son. Mr. McKenna disclaims beneficial ownership of these shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the amount of all compensation earned for services in all capacities to the Company for the last three fiscal years for
(i) the Chief Executive Officer, and (ii) the other four most highly paid executive officers (the "Named Officers") at April 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                       --------------------------------------
                                         ANNUAL COMPENSATION                    AWARDS              PAYOUTS
                                 -----------------------------------   -------------------------   ----------
          (A)             (B)       (C)        (D)          (E)             (F)           (G)         (H)           (I)
                                                        OTHER ANNUAL     RESTRICTED                              ALL OTHER
        NAME AND                                        COMPENSATION       STOCK        OPTIONS       LTIP      COMPENSATION
   PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)       ($)        AWARD(S)($)(1)     (#)      PAYOUTS($)      ($)(2)
   ------------------     ----   ---------   --------   ------------   --------------   -------    ----------   ------------
William J. McKenna        1998   $900,000    $450,000         0           $582,384        76,000        0       $969,478(4)
Chairman, and             1997    850,000     425,000         0            689,748       106,115        0          4,800(6)
Director(3)               1996    820,000     290,000         0                  0        96,000        0          4,500(6)
Hal J. Upbin              1998    570,833     400,000         0            343,332        79,000        0          4,608(6)
President and Chief       1997    500,000     300,000         0            303,518        41,560        0          4,400(6)
Executive Officer(5)      1996    450,000     150,000         0                  0        30,000        0          5,500(6)
Enoch Harding, Jr.        1998    327,000     350,000         0            144,804        16,000        0          4,992(6)
Executive Vice President  1997    302,000     300,000         0            162,794        21,000        0          4,170(6)
Operations(7)             1996    275,000     200,000         0                  0        15,000        0          4,838(6)
James C. Jacobsen         1998    370,000     175,000         0            198,660        23,000        0          4,474(6)
Vice Chairman and         1997    360,000     145,000         0            242,774        33,250        0          3,900(6)
Director                  1996    360,000     100,000         0                  0        30,000        0          4,500(6)
John R. Henderson         1998    240,000      60,000         0             64,020        10,000        0          4,963(6)
Vice President            1997    191,000      48,000         0             77,246        10,000        0          3,960(6)
Merchandising             1996    185,000      15,000         0                  0        12,000        0          4,625(6)

---------
(1) The corporate Development Incentive Plan which provides a restricted stock award contingent on the achievement of predetermined performance criteria based on the Company's fiscal year performance, vests over a three-year period. Dividends are paid on the restricted stock. The amounts shown in the table represent the dollar value based on the stock price of $33.00 per share at the June 1, 1998 award date. The restricted awards attributable to the Named Executives for prior fiscal years and in escrow as of April 30, 1998, excluding the awards in Column (f), which are still subject to restrictions under the Corporate Development Incentive Plan, valued at the closing price of $31.9375 on April 30, 1998, are as follows: W. J. McKenna, 17,648 shares at $582,384; H. J. Upbin, 10,404 shares at $343,332; E.
    Harding, Jr., 4,388 shares at $144,804; J. C. Jacobsen, 6,020 shares at $198,660, and J. R. Henderson, 1,940 shares at $64,020.

(2) Excludes income accrued for Executive Deferred Compensation Plan because at prime plus 1% it is not above market rate.

(3) W. J. McKenna was also Chief Executive Officer until November 25, 1997. He has a contract of employment through November 30, 1998.

(4) At the age of 70 1/2 W. J. McKenna was eligible for a lump sum payment under the required minimum distribution rules of the Kellwood Company Pension Plan for his 15.9 years of service. This number includes $964,870 lump sum payable April 1, 1998 and $4,608 employer matching 401(k) plan contribution.

(5) H. J. Upbin has a contract of employment through November 30, 1999. Effective May 1, 1998, his salary was increased to $725,000.

(6) Employer matching 401(k) plan contribution.

(7) By agreement with the Company, E. Harding will be paid a deferred compensation benefit under a straight-life annuity of $1,032 per month upon retirement, continuing during his lifetime.

     The following two tables contain information covering stock options granted during the fiscal year ended April 30, 1998, to the Named Officers and the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No SARs were granted in conjunction with the options.

                              OPTION GRANTS TABLE
                     OPTION GRANTS DURING 1998 FISCAL YEAR

                                          INDIVIDUAL GRANTS
                              -----------------------------------------
                                             % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                                              OPTIONS                                       ASSUMED ANNUAL RATES OF
                                             GRANTED TO                                   STOCK PRICE APPRECIATION FOR
                                            EMPLOYEES IN    EXERCISE OR                           OPTION TERM
                               OPTIONS         FISCAL       BASE PRICE     EXPIRATION    ------------------------------
           NAME               GRANTED(#)      YEAR(1)        ($/SHARE)        DATE           5%($)           10%($)
           ----               ----------    ------------    -----------    ----------        -----           ------
William J. McKenna........      65,000         17.53          $25.31        05/29/07      $1,034,626       $2,621,945
                                11,000          2.97           25.31        05/29/07         175,091          443,714
                                ------         -----                                      ----------       ----------
                                76,000         20.50                                       1,209,717        3,065,659
                                ======         =====                                      ==========       ==========

Hal J. Upbin..............      36,200          9.76           25.31        05/29/07         576,207        1,460,222
                                 2,800           .76           25.31        05/29/07          44,569          112,945
                                40,000         10.79           33.78        12/01/07         849,762        2,153,465
                                ------         -----                                      ----------       ----------
                                79,000         21.31                                       1,470,538        3,726,632
                                ======         =====                                      ==========       ==========

Enoch Harding, Jr. .......      14,000          3.78           25.31        05/29/07         222,842          564,727
                                 2,000           .54           25.31        05/29/07          31,835           80,675
                                ------         -----                                      ----------       ----------
                                16,000          4.32                                         254,677          645,402
                                ======         =====                                      ==========       ==========

James C. Jacobsen.........      18,400          4.96           25.31        05/29/07         292,879          742,212
                                 4,600          1.24           25.31        05/29/07          73,219          185,553
                                ------         -----                                      ----------       ----------
                                23,000          6.20                                         366,098          927,765
                                ======         =====                                      ==========       ==========

John R. Henderson.........       9,000          2.43           25.31        05/29/07         143,256          363,038
                                 1,000           .27           25.31        05/29/07          15,917           40,338
                                ------         -----                                      ----------       ----------
                                10,000          2.70                                         159,173          403,376
                                ======         =====                                      ==========       ==========

---------
(1) Total options granted during 1998 were 370,800 shares to the Named Officers and all other employees.

                      OPTION EXERCISES IN 1998 FISCAL YEAR
                        AND FY-END 04/30/98 VALUE TABLE

            (a)                     (b)            (c)                   (d)                          (e)
                                                                                             VALUE OF UNEXERCISED
                                                                NUMBER OF OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                                      FY-END(#)                    FY-END($)
                                  SHARES                              04/30/98                     04/30/98
                                ACQUIRED ON       VALUE       -------------------------    -------------------------
            NAME                EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
            ----                -----------    -----------    -------------------------    -------------------------
William J. McKenna..........      70,213       $1,208,255          160,080/288,372           $1,848,600/3,246,900

Hal J. Upbin................           0                0           65,432/142,128              879,333/1,096,237

Enoch Harding, Jr. .........      12,700          134,911                0/ 47,100                     0/ 520,834

James C. Jacobsen...........      16,200          255,798           50,810/ 83,340               607,918/ 937,440

John R. Henderson...........           0                0            9,800/ 27,200               118,610/ 289,440

                               RETIREMENT PROGRAM

PENSION PLAN

     The Kellwood Company Pension Plan is a defined benefit plan covering a substantial number of all domestic employees of the Company and its subsidiaries. The basic annual pension benefit under the Plan for service after April 30, 1989 is equal to 12 times 0.5% of average monthly earnings times credited service after April 30, 1989, plus 12 times 0.5% of average monthly earnings, in excess of covered compensation, multiplied by years of credited service commencing on or after May 1, 1989 up to 35 years. Covered compensation is defined as the average social security wage base for the 35 years before an employee reaches social security retirement age. Average monthly earnings under the Plan is the average of an employee's monthly earnings defined under the Plan paid during the highest paid five consecutive full calendar years within an employee's credited service. The amount of final benefits is not and cannot readily be calculated for each individual by the Plan's regular actuaries.

     Plan participants as of April 30, 1989, who continued as employees after April 30, 1989, will receive their accrued benefits as of April 30, 1989 plus benefits earned after that date. For employees earning $150,000 per year or more, an amended accrued monthly benefit as of April 30, 1994 was calculated. On April 1, 1998, W.J. McKenna was paid a lump sum from the Kellwood Company Pension Plan in the amount of $964,870. This payment was made under the minimum distribution rules which require distribution of pension benefits to employees upon reaching age 70 1/2. This payment included his amended accrued monthly benefit at April 30, 1994 in the amount of $9,333.49. The amended accrued monthly benefits at April 30, 1994 for the remaining officers listed in the Summary Compensation Table were as follows: H.J. Upbin, President and Chief Operating Officer, $615.06; E. Harding, Jr., Executive Vice President Operations, $1,766.95; J.C. Jacobsen, Vice Chairman, $5,560.28; and John R. Henderson, Vice President Merchandising, $245.79. Upon retirement, Mr. Harding will also be paid during his lifetime a deferred compensation benefit under a straight-life annuity of $1,032 per month in recognition of his previous employment between 1972 and 1977. As of April 30, 1998, of the officers listed in the Summary Compensation Table, Mr. McKenna, Mr. Upbin, Mr. Harding, Mr. Jacobsen and Mr. Henderson have approximately four years of credited service subsequent to May 1, 1994. The table below is indicative of annual benefits for service after April 30, 1989, using covered compensation for employees retiring at normal retirement age in calendar 1998. Benefits for employees who retire in subsequent years will be lower reflecting increases in the average social security wage base.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                                 --------------------------------------------------
        REMUNERATION               5         10         15         20         30
        ------------             ------    -------    -------    -------    -------
$   50,000...................    $1,722    $ 3,444    $ 5,165    $ 6,887    $10,331
   100,000...................     4,222      8,444     12,665     16,887     25,331
   125,000...................     5,472     10,944     16,415     21,887     32,831
   150,000...................     6,722     13,444     20,165     26,887     40,331
   160,000...................     7,222     14,444     21,665     28,887     43,301
   200,000...................     7,267     14,535     21,802     29,070     43,604
   250,000...................     7,267     14,535     21,802     29,070     43,604
   350,000...................     7,222     14,444     21,665     28,887     43,331
   500,000...................     7,267     14,535     21,802     29,070     43,604
   750,000...................     7,267     14,535     21,802     29,070     43,604
 1,000,000...................     7,267     14,535     21,802     29,070     43,604
 1,300,000...................     7,267     14,535     21,802     29,070     43,604
 1,600,000...................     7,267     14,535     21,802     29,070     43,604

     Section 401(a)(17) of the Internal Revenue Code limits annual earnings for purposes of calculating benefits under Kellwood's pension plan to $160,000.
Section 415 of the Internal Revenue Code limits annual benefits payable from the plan at age 65 to $130,000. However, benefits accrued prior to the enactment of these limitations were not reduced accordingly.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     This Report and the following Performance Graph shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

OVERVIEW

     The Company's Board of Directors has established a three member Compensation and Stock Option Committee (the "Committee"). Each member of the Committee is a non-employee director.

     The Securities and Exchange Commission has adopted rules which are designed to enhance disclosure of the policies of companies regulated by the Commission in regard to executive compensation. In response to these rules the Committee has prepared a report, as outlined below, on the Company's policies and practices with respect to executive compensation.

     The Company's executive officer compensation program consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and stock awards, and various benefits including medical, pension, and 401(k) savings plans generally available to employees of the Company.

COMPENSATION POLICIES

     The Committee's executive compensation policies are designed to provide competitive levels of compensation which integrate pay with the Company's annual and longer term performance goals, reward above average performance, recognize individual initiative and achievements, assist the Company in attracting and retaining qualified executives and build the ownership of Company stock by key managers. The Committee is of the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with the interests of the Company's shareowners which ultimately enhances shareowner value. The Committee further believes that bonus and other forms of incentive-based compensation encourage management to attain preset commercial goals for the Company.

BASE SALARY

     The Committee reviews each executive officer's salary annually and considers recommendations submitted by the Chief Executive Officer. In determining appropriate salary levels, the Committee considers a variety of sources, including industry surveys, proxy statements, and outside consultants. The Committee also considers the level and scope of responsibility, experience, Company and individual performance, and internal equity. The Committee uses its discretion to set executive compensation where in its judgment external, internal, or an individual's circumstances warrant. By design, the Committee strives to set executives' salaries at competitive market levels. Increases are based on comparable companies' practices, the Company's achievement of its financial plan, and the individual's performance. The salary increases in fiscal 1998 were based on the Committee's review of the return on equity, net earnings as a percent of sales and earnings per share growth over the prior five years.

ANNUAL CASH INCENTIVES

     Annual cash incentive compensation awards are made to executives to recognize and reward corporate and individual performance. Goals for Company and business unit performance are set at the beginning of each fiscal year. In determining whether to award cash bonuses, the Committee compares the Company's financial performance against its annual financial plan, considers individual performance, and Company performance against that of peer companies. In considering bonuses for executives other than Mr. Upbin, the Committee considers bonus recommendations submitted by the Chief Executive Officer. The Committee also receives an assessment of the performance of each executive from Mr. Upbin and discusses the assessments with him. When assessing the performance of Mr. Upbin, the Committee meets privately. Cash bonuses were awarded within the policy guidelines of the annual cash bonus program. See column (d) of the Summary Compensation Table.

ANNUAL STOCK INCENTIVES

     The Committee administers the Company's Restricted Stock Compensation Plan and the Corporate Development Incentive Plan, both of which award shares of the Company's common stock. Under the Restricted Stock Compensation Plan, restricted shares are granted to qualified employees and are released from restrictions ratably over five years. Awards are limited to an aggregate of 25,000 shares for any Plan year. In fiscal 1998, no awards were made to any executive officers.

     The Committee selects key corporate executives to be participants in the Corporate Development Incentive Plan based upon its judgment of the executive's ability to significantly affect major decisions and actions which influence the continued profitable growth and development of the Company, the value of the executive's continuing service and the probable detriment of his or her employment by competitors. The Committee selects participants and sets the performance goals which must be achieved during the measurement period. The measures and objectives may be based on earnings per share, earnings before tax and gains on sale of assets, or other criteria which the Committee establishes. Payment of awards under the Plan are made in common stock. An award, if any, is made to a participant by the Company at the time the Committee determines that performance goals have been met. Restrictions on the shares lapse and shares are transferred to the participants in installments over approximately three years, provided the shares have not been forfeited. Awards granted to qualified employees under the Plan are limited to an aggregate of 157,500 shares for any Plan year. The shares covered by the awards may not be transferred, sold, pledged or otherwise disposed of prior to the lapse of restrictions. A target award level is established for each executive officer based on his or her level of responsibility. Based on Company earnings, a participant may have the opportunity to earn awards in excess of the targeted amounts for the Company's outstanding performance. Threshold standards required to be met before any stock bonus award is made are also established. In fiscal 1998, the performance goal was exceeded and awards were made at 102% of the targeted award levels. See column (f) of the Summary Compensation Table.

STOCK OPTIONS

     The Committee administers the Company's 1995 Omnibus Incentive Stock Plan which provides for awards of incentive stock options, non-qualified stock options and stock appreciation rights. These awards directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's shareowners over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. While the Company encourages stock ownership by executives, it has not established any target levels for executive stock holdings. Awards are generally made at a level calculated to be competitive. See the Option Grants During 1998 Fiscal Year Table.

     The Committee considers stock option awards on an annual basis. These are normally awarded in May. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives are also reviewed but are not an important factor in determining the size of the current award. The number of options actually awarded in any year is based on an evaluation of the individual's performance.

OTHER BENEFIT PROGRAMS

     The Company has adopted an unfunded, unqualified deferred compensation plan known as the Executive Deferred Compensation Plan (the "Plan") to provide deferred compensation for a select group of management or highly-compensated employees. The Plan allows employees to voluntarily defer compensation until termination or retirement. Under the Plan, any employee whose base salary exceeds a level set by the Plan Administrator may enroll in the Plan. The Plan is administered by the Retirement Savings Plan Committee.

     For any calendar year, a Participant may defer up to $84,000 in salary as well as up to $84,000 in cash bonus. The Employer shall credit the deferred amount to a separate bookkeeping account (the "Account") maintained by the Plan Administrator in the name of the Participant. The Account shall be increased monthly by an amount equal to one-twelfth of the sum of the prime rate plus 1%.

     The executive officers participate in various health, life and disability insurance programs, pension plan and a retirement savings 401(k) plan, that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites that are customary for their positions.

     The Committee believes that the overall program it has adopted, with its emphasis on long term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     During fiscal 1998, W.J. McKenna served as the Chief Executive Officer from May 1, 1997 to November 25, 1997, when H.J. Upbin was appointed to succeed him in that position, with W.J. McKenna remaining as Chairman.

     W. J. McKenna, has an Employment Agreement with the Company, and effective May 1, 1997, his salary was increased to $900,000 which is comparable to the compensation paid by companies of similar size. Mr. McKenna has had an Employment Agreement with the Company since 1982 which was extended to November 30, 1998.

     The Committee approved a cash bonus to Mr. McKenna of $450,000 for fiscal 1998.

     H.J. Upbin has an Employment Agreement with the Company for a two-year term extending to November 30, 1999, at an annual salary of $600,000. Effective May 1, 1998, his salary was increased to $725,000.

     The Committee approved a cash bonus to Mr. Upbin of $400,000 for fiscal
1998.

     In approving the salary increase and the bonus for fiscal 1998 and the grant of stock options in fiscal 1998 to Mr. McKenna and Mr. Upbin, the Committee took into account the level and scope of their responsibilities and contributions to the Company.

COMPANY POLICY ON QUALIFYING COMPENSATION

     Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to the CEO and other executive officers which is not "performance based" as defined in Section 162(m). The Committee will continue to monitor the effect of this new provision on the Company's existing compensation plans and will take appropriate action if warranted in the future to maintain the deductibility of payments under the plan.

COMMITTEE COMPOSITION

     This Report is submitted by the members of the Committee as of April 30,
1998

          Raymond F. Bentele
          Leonard A. Genovese
          James S. Marcus, Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except as stated below, there are no interlocks or insider participation with any executive officers of the Company or with the members of the Committee, Messrs. Bentele, Genovese and Marcus. Mr. Genovese, a Director, is Chairman of the Board and President of Genovese Drug Stores, Inc. Mr. McKenna serves as a Director on that Board.

     Jerry M. Hunter was elected a director at the Annual Meeting of Shareowners held on August 25, 1994. Mr. Hunter is a partner in the law firm of Bryan Cave in St. Louis, Missouri. The services of the law firm have been retained during the last fiscal year and during the current fiscal year. Fees paid by the Company to Bryan Cave did not exceed five percent of the law firm's gross revenues for that firm's last fiscal year.

                               PERFORMANCE GRAPH

     The following graph compares the performance of Kellwood common shares with that of the S&P 500 and S&P Apparel Indices. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested.

               Measurement Period                                 S&P 500         S&P Apparel
             (Fiscal Year Covered)            Kellwood Co.         Index             Index
4/93                                              100               100               100
4/94                                              136               105                88
4/95                                              104               124                85
4/96                                               97               161               104
4/97                                              147               202               134
4/98                                              202               284               164

OTHER OFFICER AGREEMENTS

     The Company has agreements with Messrs. McKenna, Jacobsen, and several of the other officers providing for compensation in connection with termination of employment following a Change in Control, as well as if all or substantially all of the Company's assets are sold by the Company, or the Company is liquidated or ceases to function as a going concern. These agreements provide for the payment of a lump sum within five days of the date of termination equal to the sum of
(a) two times the officer's highest base salary in effect during the fiscal year in which the date of termination occurs, (b) two times the officer's average annual incentive awards during the last three full fiscal years, (c) the incentive award which, pursuant to any benefit plan of the Company, had accrued or would have accrued to the officer during the last full fiscal year, and (d) the last bonus award earned by the officer under the Company's annual bonus program.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Securities Exchange Act of 1934 requires all executive officers and directors to report any changes in the ownership of common stock of the Company to the Securities and Exchange Commission, the New York Stock Exchange and the Company.

     Based solely upon a review of these reports and written representations that no additional reports were required to be filed in fiscal 1998, the Company believes that all reports were filed on a timely basis.

                        SHAREHOLDER PROPOSED RESOLUTION
                     REPORT ON CONTRACT SUPPLIER STANDARDS
                       OPPOSED BY THE BOARD OF DIRECTORS
                               (PROXY ITEM NO. 2)

     The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, 815 Second Ave., New York, New York, 10017, owner of 15,250 shares of common stock of the Company has submitted the following proposal:

     "WHEREAS: The public is concerned about the conditions under which clothing and other goods they purchase are produced. The media has made people aware that many companies are contracting the independent producers for goods and services outside the United States. A survey conducted by Marymount University in 1995 indicates that 75 percent of respondents stated that they would avoid shopping in stores if they were aware that the stores sold goods made under sweatshop conditions. Seventy-eight percent said they would be willing to pay a dollar more for a $20 garment not made in sweatshops.

     Disturbing information has surfaced about independent producers in the apparel industry with regard to working conditions, wage levels, use of child labor and abuse of workers. Our company faces the challenge of making sure its vendors and suppliers are in compliance with its standards for vendor partners.

     We believe companies must take responsibility for any human rights abuses in plants where the products they sell are produced. In August 1996, President Clinton appointed the Apparel Industry Partnership -- a task force made up of companies, and human rights, religious, labor, and consumer groups -- and charged it to create a code of conduct to "ensure that the products companies make and sell are manufactured under decent and humane working conditions." In April 1997, the President's Task Force issued its report which includes a Workplace Code of Conduct and Principles of Monitoring. The Apparel Industry Partnership is seeking apparel companies to join the partnership in its steps to eliminate sweatshop conditions.

     Our company should take steps to assure shareholders and consumers that employees who work for its suppliers are guaranteed basic rights, including freedom of association, healthful working conditions, a sustainable living wage, and a work environment free of child labor and abuse. Through the use of independent monitoring, as used by The Gap, Inc. in El Salvador, there can be greater assurance of adherence to our company's contract supplier standards.

     RESOLVED: Shareholders request the Board of Directors to report, without confidential information and at reasonable cost, on its contract supplier standards, and review compliance mechanisms for vendors, subcontractors and buying agents where it sources. The report should be available to shareholders by May 1999.

     This review should include:

     1. A summary of current company policies regarding supplier standards, including clear definition of workers' right to organize and required work hours per week.

     2. A report on efforts to ensure that the company does not employ children under the age of fifteen, or younger than the age for completing compulsory education where such age is higher than fifteen.

     3. Policies to implement ongoing adjustment of salaries to ensure adequate purchasing power and a sustainable community wage.

     4. Procedures for internal, external and independent monitoring in conjunction with local non-governmental organizations.

     5. Insuring that the company's vendor standards are translated into the languages of employees where the company has contracts, and distribution to employees.

     6. Procedures to encourage vendors to raise standards, instead of terminating its contracts."

                        RESPONSE TO SHAREHOLDER PROPOSAL

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS.

     The Company has already implemented a Policy on Business Conduct, together with a Contractor Compliance Program, both of which are designed to ensure that apparel workers are properly treated. These policies and programs were put into place because the Company also shares the concerns expressed by the Stockholders proposing this resolution regarding the conditions under which the Company's products are made, even if made in the factories of others, and whether made domestically or outside the borders of the United States. While the proposal seems to be well intentioned, certain specific aspects are unnecessary, unrealistic, impractical and/or impossible to administer.

     The Company already has a Policy on Business Conduct, which was adopted a few years ago. Some of the more important requirements of that policy are:

     - The prohibition of child labor or prison or forced labor.

     - The prohibition of corporal, mental or physical punishment.

     - The prohibition of discrimination in hiring and employment practices.

     - The provision of a safe and healthy working environment.

     - Required compliance with all applicable laws and regulations, including environmental laws and regulations.

     - Required compliance with all applicable laws regarding wages, benefits and working hours.

     - Required posting of the Kellwood Policy on Business Conduct in the local language and in a place accessible to the workers.

     The Company also implemented and administers a Contractor Compliance Program for both domestic and foreign manufacturers. Monitoring is done externally by both our buying agents and by independent professional monitoring organizations. Monitoring is also done internally by Company employees. Contractors who fail to abide by the Policy on Business Conduct and the laws of the applicable country are educated as to their non-compliance and required to correct any problems or risk being eliminated as a supplier. The Company conducts training sessions for our internal monitoring staff and our buying agents to be certain that there is a clear understanding of the standards that must be met in the production of goods on behalf of our Company. The Company's contractors are required to annually sign their acceptance of the conditions of our Policy on Business Conduct.

     The Company feels that it has already taken significant and effective steps to ensure the proper treatment of the workers who produce the Company's products. The Company feels that its pre-existing efforts were already in substantial compliance with the White House Apparel Industry Partnership Workplace Code of Conduct, announced in April 1997. The Company already has extensive procedures for monitoring compliance with the Company's standards. The Board of Directors feel that the concerns expressed in the Proposal have already been adequately and effectively addressed by the Company's actions.

     Most of the Proposal is redundant to the Company's efforts, which have already been in place for a number of years. Some of the aspects of the Proposal are impractical or impossible to implement. The Company is not able to determine what a "sustainable community wage" is at any given time, in any given single country among the many countries where the Company currently has contractors. Given the complexity of global economics, it is probably impossible to even get two experts to agree as to what a "sustainable living wage" is. For the Company to commit to such a vague and nebulous standard would be neither realistic nor feasible. Commitment to such a standard would only ensure a constant argument over what is a "sustainable living wage", and constantly escalating wages, which could make the Company non-competitive.

     The suggestion to do the monitoring in conjunction with "local non-governmental organizations" is not feasible. First, it is extremely vague as to who or what these "non-governmental organizations" are. The Company is unaware of any such organizations which have the experience or expertise to do effective monitoring in the numerous countries where the Company sources its manufacturing. There is also a lack of consensus on what monitoring standards or methods such organizations might use. To the Company's knowledge, there are no such organizations with sufficient factory inspection experience to conduct the numerous monitoring inspections required under the Company's program.

     The Board of Directors of the Company believes that the concerns raised by this Proposal have already been adequately and effectively addressed by the Company's policies and programs, and that the continued implementation of the Company's policies and programs, including extensive independent monitoring, is the best way to assure that the Company's contractors treat their employees with dignity and respect. The Company believes that the interest of its Shareholders will be best served if the Company focuses its efforts on monitoring and training in accordance with its existing policy and programs.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                            INDEPENDENT ACCOUNTANTS

     The Audit Committee recommended to the Board and the Board approved on May 28, 1998, the retention of Price Waterhouse LLP to serve as the Company's independent accountants for fiscal year 1999.

     Representatives of Price Waterhouse LLP will be present at the annual meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                          Thomas H. Pollihan
                                          Vice President, Secretary and
                                          General Counsel
St. Louis, Missouri
July 16, 1998

PROXY                                                                     PROXY

                               KELLWOOD COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS - AUGUST 27, 1998

WILLIAM J. MCKENNA, THOMAS H. POLLIHAN, JANE B. CAMPBELL, and each of them, are hereby appointed proxies of the Shareowner(s) signing the reverse side hereof, with power of substitution acting by a majority of the proxies present and voting, or if only one proxy is present and voting then acting by that one, to vote the shares of Kellwood Company common stock which the Shareowner(s) is
(are) entitled to vote, at the ANNUAL MEETING OF SHAREOWNERS to be held at 600 Kellwood Parkway, St. Louis, Missouri on August 27, 1998, at 9:00 A.M., and at any adjournment thereof, with all the powers the signing Shareowners would possess if present. The proxies are instructed to vote as specified on the REVERSE SIDE.

1.     ELECTION OF DIRECTORS:     FOR the maximum number of nominees listed
                                  below (except as indicated on the reverse side) who (as selected by the Proxies in their discretion) may be elected pursuant to cumulative voting.

       J.M. Hunter, J.C. Jacobsen, J.S. Marcus, W.J. McKenna

2.     Shareholder proposal described in the Proxy Statement.

3. In their discretion any other matter that may properly come before the meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as specified by the Shareowner(s), but if no specification is made, this Proxy will be voted FOR the election of Directors and AGAINST the shareholder proposal set forth ABOVE, all as set forth in the notice of annual meeting dated July 16, 1998, and the accompanying Proxy Statement. Discretion will be used with respect to voting any other matters that properly come before the meeting.





              (Continued and to be signed on the reverse side.)

                               KELLWOOD COMPANY

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. ELECTION OF DIRECTORS-                        For    Withhold       For All
   Nominees: J.M. Hunter, J.C. Jacobsen,         All      All          (Except for nominee(s) written below)
   J.S. Marcus, W.J. McKenna                                                    --------------------------------------------

2. Shareholder Proposal described in the         For    Against        Abstain
   Proxy Statements

   The Board of Directors recommends a vote
   "Against" Item 2.


                                                                                            Dated:                     , 1998
                                                                                                  -------------------
                                                                        Signature(s)
                                                                                    ------------------------------------------

                                                                        ------------------------------------------------------
                                                                        NOTE:  Please sign exactly as name appears hereon.
                                                                               Joint owners should each sign.  When signing as
                                                                               attorney, executor, administrator, trustee or
                                                                               guardian, please give full title as such.


------------------------------------------------------------------------------------------------------------------------------


                       -     FOLD AND DETACH HERE    -

                            YOUR VOTE IS IMPORTANT!


       PLEASE COMPLETED, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                      ENCLOSED POSTAGE-PREPAID ENVELOPE.